UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

June 6, 2016

ALPINE AUTO BROKERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-204161	38-3970138
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Flat F, 49/F, Tower 2, Banyan Garden, 863 Lai

Chi Kok Road. Kowloon, Hong Kong

(Address of principal executive offices)

852 25900183

(Registrant's telephone number, including area code)

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On June 6, 2016, as a result of a private transaction, the control block of voting stock of this company, represented by 3,000,000 shares of common stock (the “Shares”), has been transferred from Jason Wilkinson to Tsz Ting Ip, and a change of control of Alpine Auto Brokers, Inc. (the “Company”) has occurred. The consideration paid for the Shares, which represent 74% of the issued and outstanding share capital of the Company on a fully-diluted basis, was $351,000. The source of the cash consideration for the Shares was personal funds of Tsz Ting Ip. In connection with the transaction, Mr. Wilkinson released the Company from all debts owed to him.

There are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

Upon the change of control of the Company, which occurred on June 6, 2016, the existing director and officer resigned immediately. Accordingly, Jason Wilkinson, serving as the sole director and as the only officer, ceased to be the Company’s President and Principal Accounting Officer. At the effective date of the transfer, Tsz Ting Ip assumed the role of director and President, Chief Financial Officer, Secretary, and Treasurer of the Company.

Tsz Ting Ip aged 33, has over 8 years of experience in the marketing of well-known brands and promotional event management in Hong Kong and China. Being an actress and model herself, Ms Ip is well connected to the celebrities, artists, models and beauticians in the territories. Since December 2014, Ms Ip has been working with the largest chain of beauty salons in China to develop an O2O business for the sale and distribution of skincare and beauty products to over two million regular customers of the chain. In March 2015, she started her own business by acquiring a company called BKG International Limited with the plan to roll out retail shops in Hong Kong and online sales channels in China for the sales of imported skincare products targeted at the fast growing female consumer market in China. Ms Ip was educated in Hong Kong.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Resignation and appointment of officer and directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 8, 2016

Alpine Auto Brokers, Inc.

/s/ Tsz Ting Ip
By: Tsz Ting Ip
Title: President

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EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Resignation and appointment of officers and directors.

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